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                         METROPOLITAN SERIES FUND, INC.

            SUB-ITEM 77O TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

THIRD QUARTER 2011

None

FOURTH QUARTER 2011

NAME OF PORTFOLIO:  BlackRock Bond Income Portfolio
ISSUER: Peabody Energy Corporation
BROKER: Merrill Lynch, Pierce, Fenner & Smith Incorporated
UNDERWRITER(S): Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan
                Stanley & Co. LLC; UBS Securities LLC; Citigroup Global Markets Inc.; HSBC Securities (USA) Inc.; RBS Securities Inc.; Banco Bilbao Vizcaya Argentaria, S.A.; Mitsubishi UFJ Securities
                (USA), Inc.; PNC Capital Markets LLC; Santander Investment Securities Inc.; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC; ANZ Securities, Inc.; Fifth Third Securities, Inc.; nabSecurities, LLC; SMBC Nikko Capital Markets Limited; Standard Chartered Bank; Westpac Banking Corporation
AFFILIATED UNDERWRITER IN THE SYNDICATE:  PNC Capital Markets LLC
DATE OF PURCHASE: 11/07/11
DATE OF OFFERING: 11/07/11
AMOUNT OF PURCHASE: Portfolio $11,230,000                Sub-Adviser $90,000,000
AMOUNT OF OFFERING: $1,600,000,000
PURCHASE PRICE: $100
COMMISSION OR SPREAD: 1.4895%

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NAME OF PORTFOLIO: BlackRock Diversified Portfolio
ISSUER: Peabody Energy Corporation
BROKER: Merrill Lynch, Pierce, Fenner & Smith Incorporated
UNDERWRITER(S): Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan
                Stanley & Co. LLC; UBS Securities LLC; Citigroup Global Markets Inc.; HSBC Securities (USA) Inc.; RBS Securities Inc.; Banco Bilbao Vizcaya Argentaria, S.A.; Mitsubishi UFJ Securities
                (USA), Inc.; PNC Capital Markets LLC; Santander Investment Securities Inc.; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC; ANZ Securities, Inc.; Fifth Third Securities, Inc.; nabSecurities, LLC; SMBC Nikko Capital Markets Limited; Standard Chartered Bank; Westpac Banking Corporation
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 11/07/11
DATE OF OFFERING: 11/07/11
AMOUNT OF PURCHASE: Portfolio $1,635,000                 Sub-Adviser $90,000,000
AMOUNT OF OFFERING: $1,600,000,000
PURCHASE PRICE: $100
COMMISSION OR SPREAD: 1.4895%

NAME OF PORTFOLIO: BlackRock Bond Income Portfolio
ISSUER: UnitedHealth Group Inc (2021)
BROKER: Goldman, Sachs & Co.
UNDERWRITER(S): Goldman, Sachs & Co.; Morgan Stanley & Co. LLC; RBS Securities
                Inc.; U.S. Bancorp Investments, Inc.; Barclays Capital Inc.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC; Wells Fargo Securities, LLC; BB&T Capital Markets, a division of Scott & Stringfellow, LLC; BNY Mellon Capital Markets, LLC; CRT Capital Group LLC; Fifth Third Securities, Inc.; HSBC Securities (USA) Inc.; KeyBanc Capital Markets Inc.; Mitsubishi UFJ Securities (USA), Inc.; Morgan Keegan & Company, Inc.; PNC Capital Markets LLC; The Williams Capital Group, L.P.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 11/07/11
DATE OF OFFERING: 11/07/11
AMOUNT OF PURCHASE: Portfolio $1,560,000                 Sub-Adviser $50,000,000
AMOUNT OF OFFERING: $500,000,000
PURCHASE PRICE: $99.453
COMMISSION OR SPREAD: 0.450%

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NAME OF PORTFOLIO: BlackRock Diversified Portfolio
ISSUER: UnitedHealth Group Inc (2021)
BROKER: Goldman, Sachs & Co.
UNDERWRITER(S): Goldman, Sachs & Co.; Morgan Stanley & Co. LLC; RBS Securities
                Inc.; U.S. Bancorp Investments, Inc.; Barclays Capital Inc.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC; Wells Fargo Securities, LLC; BB&T Capital Markets, a division of Scott & Stringfellow, LLC; BNY Mellon Capital Markets, LLC; CRT Capital Group LLC; Fifth Third Securities, Inc.; HSBC Securities (USA) Inc.; KeyBanc Capital Markets Inc.; Mitsubishi UFJ Securities (USA), Inc.; Morgan Keegan & Company, Inc.; PNC Capital Markets LLC; The Williams Capital Group, L.P.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 11/07/11
DATE OF OFFERING: 11/07/11

AMOUNT OF PURCHASE: Portfolio $230,000                   Sub-Adviser $50,000,000
AMOUNT OF OFFERING: $500,000,000
PURCHASE PRICE: $99.453
COMMISSION OR SPREAD: 0.450%

NAME OF PORTFOLIO: BlackRock Bond Income Portfolio
ISSUER: HSBC Holdings PLC (2042)
BROKER: HSBC Securities (USA) Inc.
UNDERWRITER(S): HSBC Securities (USA) Inc.; ANZ Securities, Inc.; BMO Capital
                Markets Corp.; BNY Mellon Capital Markets, LLC; CIBC World Markets Corp.; Citigroup Global Markets Inc.; Comerica Securities, Inc.; Fifth Third Securities, Inc.; ING Financial Markets LLC; Morgan Stanley & Co. LLC; nabSecurities, LLC; PNC Capital Markets LLC; RBC Capital Markets, LLC; Scotia Capital
                (USA) Inc.; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC; Danske Markets Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 11/14/11
DATE OF OFFERING: 11/14/11
AMOUNT OF PURCHASE: Portfolio $2,955,000                 Sub-Adviser $93,500,000
AMOUNT OF OFFERING: $750,000,000
PURCHASE PRICE: $99.927
COMMISSION OR SPREAD: 0.875%

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NAME OF PORTFOLIO: BlackRock Diversified Portfolio
ISSUER: HSBC Holdings PLC (2042)
BROKER: HSBC Securities (USA) Inc.
UNDERWRITER(S): HSBC Securities (USA) Inc.; ANZ Securities, Inc.; BMO Capital
                Markets Corp.; BNY Mellon Capital Markets, LLC; CIBC World Markets Corp.; Citigroup Global Markets Inc.; Comerica Securities, Inc.; Fifth Third Securities, Inc.; ING Financial Markets LLC; Morgan Stanley & Co. LLC; nabSecurities, LLC; PNC Capital Markets LLC; RBC Capital Markets, LLC; Scotia Capital
                (USA) Inc.; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC; Danske Markets Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 11/14/11
DATE OF OFFERING: 11/14/11
AMOUNT OF PURCHASE: Portfolio $435,000                   Sub-Adviser $93,500,000
AMOUNT OF OFFERING: $750,000,000
PURCHASE PRICE: $99.927
COMMISSION OR SPREAD: 0.875%

NAME OF PORTFOLIO: BlackRock Bond Income Portfolio
ISSUER: Vornado Realty L.P.
BROKER: Deutsche Bank Securities Inc.
UNDERWRITER(S): Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.;
                J.P. Morgan Securities, LLC; Merrill Lynch, Pierce, Fenner & Smith, Incorporated; Barclays Capital Inc.; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Morgan Stanley & Co. LLC; RBS Securities Inc.; UBS Securities LLC; Wells Fargo Securities, LLC; BB&T Capital Markets, a division of Scott & Stringfellow, LLC; BNY Mellon Capital Markets LLC; Capital One Southcoast, Inc.; Credit Agricole Securities (USA) Inc.; Fifth Third Securities, Inc.; HSBC Securities (USA) Inc.; PNC Capital Markets LLC; SMBC Nikko Capital Markets Limited; U.S. Bancorp Investments, Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 11/30/11
DATE OF OFFERING: 11/30/11
AMOUNT OF PURCHASE: Portfolio $7,955,000                 Sub-Adviser $43,000,000
AMOUNT OF OFFERING: $400,000,000
PURCHASE PRICE: $99.546
COMMISSION OR SPREAD: 0.65%

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NAME OF PORTFOLIO: BlackRock Diversified Portfolio
ISSUER: Vornado Realty L.P.
BROKER: Deutsche Bank Securities Inc.
UNDERWRITER(S): Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.;
                J.P. Morgan Securities, LLC; Merrill Lynch, Pierce, Fenner & Smith, Incorporated; Barclays Capital Inc.; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Morgan Stanley & Co. LLC; RBS Securities Inc.; UBS Securities LLC; Wells Fargo Securities, LLC; BB&T Capital Markets, a division of Scott & Stringfellow, LLC; BNY Mellon Capital Markets LLC; Capital One Southcoast, Inc.; Credit Agricole Securities (USA) Inc.; Fifth Third Securities, Inc.; HSBC Securities (USA) Inc.; PNC Capital Markets LLC; SMBC Nikko Capital Markets Limited; U.S. Bancorp Investments, Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 11/30/11
DATE OF OFFERING: 11/30/11
AMOUNT OF PURCHASE: Portfolio $1,180,000                 Sub-Adviser $43,000,000
AMOUNT OF OFFERING: $400,000,000
PURCHASE PRICE: $99.546
COMMISSION OR SPREAD: 0.65%

[X] The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or
     (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

[X] The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

[X]  The underwriting was a firm commitment.

[X] The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

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[X]  IN RESPECT OF ANY SECURITIES OTHER THAN MUNICIPAL SECURITIES, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), OR IN RESPECT OF ANY
     MUNICIPAL SECURITIES, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

[X] The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

[X] The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.